As filed with the Securities and Exchange Commission on June 28, 2005

Registration No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RADISYS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	93-0945232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5445 NE Dawson Creek Drive
Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)

RadiSys Corporation 1996 Employee Stock Purchase Plan
(Full title of the plan)

Julia A. Harper
Chief Financial Officer, Vice President of Finance and Administration and Secretary
RadiSys Corporation
5445 NE Dawson Creek Drive
Hillsboro, Oregon 97124
(503) 615-1100
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Daniel W. Rabun
Baker & McKenzie LLP
2001 Ross Avenue, Suite 2300
Dallas, Texas 75201

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum
Title of Each Class of	Amount to be	Maximum Offering	Aggregate Offering	Amount of
Securities to be Registered	Registered (1)	Price Per Share (2)	Price	Registration Fee

1996 EMPLOYEE STOCK PURCHASE PLAN Common Stock, no par value	700,000 shares	$15.09	$10,563,000	$1,243.27

TOTAL	700,000 shares	$15.09	$10,563,000	$1,243.27

(1)	Pursuant to Rule 416, this Registration Statement also covers any additional shares of Common Stock which may be issuable pursuant to the antidilution provisions of the RadiSys Corporation 1996 Employee Stock Purchase Plan.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 (c) and (h). The price is based upon the average of the high and low prices of RadiSys Corporation Common Stock on June 22, 2005, as reported on the Nasdaq National Market.

EXPLANATORY STATEMENT

     This Registration Statement is filed pursuant to General Instruction E to Form S-8 by RadiSys Corporation, an Oregon corporation, in order to register 700,000 shares of Common Stock, which shares are in addition to those previously registered on a Registration Statement on Form S-8 (File No. 333-00514) filed with the Securities and Exchange Commission (the “Commission”) on January 18, 1996, on a Registration Statement on Form S-8 (File No. 333-80089) filed with the Commission on June 4, 1999, on a Registration Statement on Form S-8 (File No. 333-38988) filed with the Commission on June 9, 2000, on a Registration Statement on Form S-8 (File No. 333-68362) filed with the Commission on August 24, 2001, on a Registration Statement on Form S-8 (File No. 333-106670) filed with the Commission on June 30, 2003, and on a Registration Statement on Form S-8 (File No. 333-116570) filed with the Commission on June 17, 2004 for issuance pursuant to the RadiSys Corporation 1996 Employee Stock Purchase Plan. The contents of the Registration Statements on Form S-8 (File Nos. 333-00514, 333-80089, 333-38988, 333-68362, 333-106670 and 333-116570) previously filed with the Commission on January 18, 1996, June 4, 1999, June 9, 2000, August 24, 2001, June 30, 2003 and June 17, 2004, respectively, are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit
Number
5	Opinion of Baker & McKenzie LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Baker & McKenzie LLP (See Exhibit 5)
24	Powers of Attorney

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 28 day of June, 2005.

RADISYS CORPORATION
By:	/s/ Scott C. Grout
Scott C. Grout, President, Chief
Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Scott C. Grout Scott C. Grout	President, Chief Executive Officer and Director	June 28, 2005
/s/ Julia A. Harper Julia A. Harper	Chief Financial Officer, Vice President of Finance and Administration and Secretary	June 28, 2005
/s/ C. Scott Gibson* C. Scott Gibson	Chairman of the Board and Director	June 28, 2005
/s/ Ken J. Bradley* Ken J. Bradley	Director	June 28, 2005
/s/ Richard J. Faubert* Richard J. Faubert	Director	June 28, 2005
/s/ Dr. William W. Lattin* Dr. William W. Lattin	Director	June 28, 2005
/s/ Kevin C. Melia* Kevin C. Melia	Director	June 28, 2005
/s/ Carl Neun* Carl Neun	Director	June 28, 2005
/s/ Lorene K. Steffes* Lorene K. Steffes	Director	June 28, 2005
* By /s/ Scott C. Grout Scott C. Grout, as attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description
5	Opinion of Baker & McKenzie LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Baker & McKenzie LLP (See Exhibit 5)
24	Powers of Attorney